CERTIFICATIONS PURSUANT TO SECTION 302
EX-99.906 CERT

                                  CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Richard Peteka, Chief Financial Officer of Smith Barney Small Cap Core Fund, Inc. (the "Registrant"), each certify to the best of his or her knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Chief Executive Officer                   Chief Financial Officer
Smith Barney Small Cap Core Fund, Inc.    Smith Barney Small Cap Core Fund, Inc.


/s/ R. Jay Gerken                           /s/ Richard Peteka
-----------------------------               ------------------------
R. Jay Gerken                               Richard Peteka
Date: August 28, 2003                       Date: August 28, 2003

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.